PROMISSORY NOTE
                              AND PERSONAL GUARANTY

$50,000.00                                                      January 8, 1999

        FOR VALUE RECEIVED, the undersigned ("Borrower) promises to pay to Robert L. Jones ("Payee"), or order, the principal sum of Fifty Thousand Dollars ($50,000.00), with no interest accruing. The entire principal together with a financing fee of Ten Thousand Dollars ($10,000.00) shall be due and payable immediately upon the receipt by Borrower of any funds from any additional financing or contribution of capital for ownership in Borrower or from any equity offering in connection with the technology being developed by Borrower, but in any event no later than July 8, 1999.

        If any payment under this Note is not paid when due and remains unpaid after the due date, this Note shall be in default. If suit is brought to collect this Note, the Noteholder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney's fees.

        Full or partial prepayment may be made but such shall not reduce the financing fee which should remain due and payable.

        Borrower agrees that Payee shall be entitled at any equity offering by Borrower prior to the final maturity hereof to convert the amount owed hereunder (including the financing fee) into equity of the entity ultimately formed by the Borrower or any of Borrower's owners for the purpose of manufacturing and distributing the TV e-mail technology. The conversion ratio shall be $1.00 of the outstanding balance hereof for $1.00 of the equity as the then current offering price. Payee shall exercise this right within ten (10) days of written notice from Borrower of the pendency of such equity offering provided that such notice shall include the same information provided to any other investors in the equity offering.

        Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof.

        Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail addressed to Borrower at such address as Borrower may designate to Noteholder. Any notice to the Noteholder at the address above referred, or at such other address as may have been designated by notice to Borrower.

IN PRESENCE OF:                               NAVIS TECHNOLOGIES, LTD.


       /s/                                    By: /s/ John R. Varsames
--------------------                             ---------------------------
                                                 John R. Varsames, President

       The undersigned, John R. Varsames, hereby guarantees the payment and performance by Navis Technologies, Ltd. of its obligations under this Promissory Note.


                                              /s/ John R. Varsames
                                              -----------------------------
                                              John R. Varsames


STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

        At Burlington, in said County and State this 8th day of January, 1999, personally appeared John R. Varsames, and he acknowledged this instrument, by him sealed and subscribed to be his free act and deed and the free act and deed of Navis Technologies, Ltd.

                                    Before me, /s/
                                               ----------------------
                                                Notary Public

                                    My Commission Expires:  February 10, 1999


STATE OF VERMONT
COUNTY OF CHITTENDEN, SS.

At Burlington, in said County and State this 8th day of January, 1999, personally appeared John R. Varsames, and he acknowledged this instrument, by him sealed and subscribed to be his free act and deed.

                                    Before me, /s/
                                               ----------------------
                                                Notary Public

                                    My Commission Expires:  February 10, 1999


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